EXHIBIT 99.1

                          SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the "AGREEMENT"), dated as of July 10, 2007, is made by and among Organitech USA, Inc., a company organized under the laws of the State of Delaware, with headquarters located at Yoqne'am Illit, P.O. Box 700, Israel 20692 (the "COMPANY"), and Keren Katzir Debenture for Investment Ltd., a company organized under the laws of Israel, with offices located at 2 Choma VeMigdal St., Tel-Aviv, Israel (the "BUYER").

WHEREAS:

A. The Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 903 of Regulation S of the Securities Act of 1933, as amended (the "1933 ACT") ("REGULATION S") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the 1933 Act.

B. Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) ten million (10,000,000) shares (the "PURCHASED SHARES") of the Company's Common Stock, par value $0.001 (the "COMMON STOCK"), at a price of $0.20 per share (any reference in this agreement to "$" or "DOLLAR" means the US Dollar); and (ii) a three-year warrant, in the form attached hereto as EXHIBIT B (the "B WARRANT"), to acquire up to 3,846,154 shares of Common Stock, at a price of $0.26 per share.

     The shares underlying the B Warrant are referred to herein as the "BUYER'S WARRANT SHARES" or "WARRANT SHARES".

C. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as EXHIBIT A (the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Company has agreed to provide certain registration rights with respect to the Purchased Shares, the Warrant Shares and other Shares (as provided in Exhibit A) under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.


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D.   Contemporaneously with the execution and delivery of this Agreement, the
     Buyer and certain stockholders of the Company are executing and delivering a Voting and Confirmation Agreement, substantially in the form attached hereto as EXHIBIT C (the "VOTING AGREEMENT"), regulating the election of Board members and other matters.

E. The Purchased Shares, the B Warrant, the Warrant Shares and the Shares to be purchased by Buyer pursuant to exercise of the preemption right (as described in this Agreement) are collectively referred to herein as the "SECURITIES".

NOW, THEREFORE, the Company and the Buyer hereby agree as follows:

1.   PURCHASE AND SALE OF THE SECURITIES

1.1 PURCHASE OF SECURITIES. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to the Buyer, and Buyer agrees to purchase from the Company on the Closing Date (the "CLOSING", as defined below), (i) the Purchased Shares, and (ii) the B Warrant.

     Immediately after the Closing, the Purchased Shares issued to Buyer shall constitute no less than 27.3% of the outstanding share capital of the Company.

1.2 PURCHASE PRICE. The purchase price for the Securities is: (i) $0.20 per share for the Purchased Shares (an aggregate amount of $2,000,000); and
     (ii) an aggregate amount of $20,000 (twenty thousand Dollars) for the B Warrant (which B Warrant is exercisable into shares of Common Stock at a price of $0.26 per share).

1.3 CLOSING DATE. Subject to Section 8 below, the date of the Closing (the "CLOSING DATE") shall be on the first business day after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below.

1.4 FORM OF PAYMENT. On the Closing Date, (i) the Company shall deliver to the office of Primes, Shiloh, Givon, Meir - Law Firm, 16 Derech Hayam, Haifa, Israel (the "BUYER'S COUNSEL"), a certificate executed by the chief executive officer of the Company certifying that the Company has instructed its transfer agent to deliver to Buyer's Counsel certificates for the Purchased Shares and the B Warrant (the "DELIVERABLES"), duly executed on behalf of the Company and registered in the name of the Buyer, which certificates shall be held in trust by such Counsel until actual receipt of the entire Purchase Price payable by the Buyer, and (ii) Buyer shall pay the Purchase Price to the Company for the Securities to be issued and sold at the Closing within no more than 4 Business Days (as defined herein) following receipt by Buyer's Counsel of the Deliverables, by wire transfer of immediately available funds in accordance with the Company's written wire instructions.



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1.5  INTERIM PERIOD; NORMAL COURSE OF BUSINESS; DUE DILIGENCE. From the date hereof until the Closing Date (the "INTERIM PERIOD"), neither the Company nor its Subsidiaries (as defined below) nor any of their officers, directors, agents or other representatives shall, directly or indirectly:
     (a) issue any new shares of the Company or any Subsidiary (as defined below) (other than as a result of the exercise of employee options or the conversion of a convertible note issued to an entity pursuant to a loan agreement dated March 2, 2007 - the "PRIOR LOAN AGREEMENT"); (b) cause or permit any sale, assignment, transfer or conveyance of any of the outstanding shares of any Subsidiary; (c) sell, assign, transfer or convey any of the assets of the Company or any Subsidiary (other than sales of the Company's or Subsidiary's products in the ordinary course of business); or
     (d) solicit any offers for, respond to any unsolicited offers for, or enter into or conduct any negotiations with any other person, firm, corporation or other entity in respect of the sale of part, all or any substantial portion of the shares in the Company or any Subsidiary, or the assets of the Company or any Subsidiary or any substantial portion of such assets (other than sales of the Company's or a Subsidiary's products in the ordinary course of business). During the Interim Period, the Company and its Subsidiaries shall conduct their business as they presently do, and shall not negotiate, approve or do anything which is outside its ordinary course of business.

2.   BUYER'S REPRESENTATIONS AND WARRANTIES

Buyer represents and warrants that, as of the date hereof and as of the Closing Date, the representations and warranties set forth below are and will be accurate, true and complete as follows:

2.1 NO PUBLIC SALE OR DISTRIBUTION; PRIOR SALES. Buyer is (i) acquiring the Purchased Shares and the B Warrants, and (ii) upon exercise of the B Warrant, will acquire the Warrant Shares issuable upon exercise thereof, in the ordinary course of business for its own account and not with a present view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act, and Buyer has no agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities; PROVIDED, HOWEVER, that by making the representations herein, Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time provided that such disposition is in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.


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2.2  NON U.S. PERSON STATUS. Buyer certifies that (i) it is not a "U.S. Person"
     as that term is defined in Rule 902(k) of Regulation S, and (ii) it is not acquiring the Securities for the account or benefit of any U.S. person. Buyer agrees to resell the Securities only in accordance with the provisions of Regulation S (ss.ss. 230.901 through 230.905, and Preliminary Notes), pursuant to registration under the 1933 Act, or pursuant to an available exemption from registration; and agrees not to engage in hedging transactions with regard to such securities unless in compliance with the 1933 Act.

2.3 RELIANCE ON EXEMPTIONS. No prospectus or offering memorandum has been delivered to Buyer in connection with the purchase of the Securities. Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

2.4 INFORMATION. Buyer and its advisors, if any, have been furnished with materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested for deciding whether to acquire the Common Stock. Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received, to their satisfaction, answers to such questions.

     Buyer understands that its investment in the Securities involves a high degree of risk and Buyer is able to afford a complete loss of such investment. Buyer further represents to the Company that its decision to enter into the Transaction Documents, as defined below, has been based solely on the independent evaluation by Buyer and its representatives and the provisions of the Transaction Documents. Buyer understands that the market price of the Company's Common Stock is volatile and that no representation is being made as to the future value of the Company's Common Stock. Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.


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     To avoid doubts, neither the inquiries nor any other investigations conducted by Buyer or its advisors or representatives, if any, nor any understandings and representations of Buyer's as described above, shall modify, amend or affect Buyer's right to rely on the Company's representations and warranties contained herein.

2.5 NO GOVERNMENTAL REVIEW. Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities, nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

2.6 TRANSFER OR RESALE. Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and subsequent offers and sales of the Securities prior to the date which is one year after the original issuance of the Securities shall be made only
     (A) to the Company or a subsidiary thereof, (B) pursuant to a registration statement which has been declared effective under the 1933 Act, (C) pursuant to a resale to a person that is not a U.S. Person, as that term is defined in Rule 902(k) of Regulation S, that occurs outside the United States within the meaning of Regulation S under the 1933 Act and in compliance with Rules 904 and 905 thereunder, or (D) pursuant to any other available exemption from the registration requirements of the 1933 Act; and
     (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder. Buyer acknowledges that the Company shall require, prior to any offer, sale or other transfer of the Securities, the delivery of an opinion of counsel, in generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from registration under the 1933 Act.


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     The Securities may be pledged in connection with a bona fide margin account or other loan secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction
     Document, including, without limitation, this Section 2.6; PROVIDED, that in order to make any sale, transfer or assignment of Securities, Buyer and its pledgee can make such disposition only in accordance with the provisions of Regulation S (ss.ss. 230.901 through 230.905, and Preliminary Notes), pursuant to registration under the 1933 Act, or pursuant to an available exemption from registration.

2.7 LEGENDS. Buyer understands that the certificates or other instruments representing the Purchased Shares and the B Warrant and, until such time as the resale of the Purchased Shares and the Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Warrant Shares, except as set forth below, shall bear any legend as required by the "blue sky" laws of any state, and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION, ACCOMPANIED BY AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED".


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     The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Securities are registered for sale under the 1933 Act, or (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities is made in accordance with the provisions of Regulation S (ss.ss. 230.901 through 230.905, and Preliminary Notes), or may be made without registration under the 1933 Act, and that such legend is no longer required.

2.8 VALIDITY; ENFORCEMENT. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of the Buyer and shall constitute the legal, valid and binding obligations of Buyer enforceable against it in accordance with their respective terms, except (i) as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies, or (ii) as any rights to indemnity or contribution hereunder may be limited by federal and state securities laws and public policy consideration.

2.9  RESIDENCY. Buyer is a resident of Israel.

2.10 DUE DILIGENCE REVIEW. The Buyer has reviewed all of the documents and other materials that were provided to Buyer or its advisors by the Company pursuant to the financial and legal due diligence request lists (the "DUE DILIGENCE MATERIALS"), and the Buyer's legal and financial due diligence review of the Company has revealed nothing to deter Buyer from executing this Agreement, all without prejudice to the un-diminished right of the Buyer to rely fully on the accuracy and completeness of the Company's representations, warranties and covenants.

3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Buyer that, as of the date hereof and as of the Closing Date, the representations and warranties set forth below are and will be accurate, true and complete.


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Such representations and warranties are qualified as and to the extent expressly provided in the Schedule of Exceptions attached hereto (the "SOE").

3.1 AUTHORIZED AND OUTSTANDING SHARE CAPITAL. Prior to the Closing, the authorized capital stock of the Company consists of 10,000,000 shares of Preferred Stock, of which as of the date hereof, none are issued and outstanding, and 80,000,000 shares of Common Stock, of which:

     3.1.1 26,632,642 shares have been duly issued and are outstanding;

     3.1.2 3,207,500 shares will be issued upon exercise of certain warrants (the "CLAL WARRANTS") issued to a certain group of investors who invested together with Clal Investments Ltd. (the "CLAL INVESTORS") pursuant to an agreement entered into in February 2005 and amended in January 2006 (the "PRIOR INVESTMENT AGREEMENT");

     3.1.3 3,755,000 shares are reserved for issuance upon exercise of options allocated under the Company's Incentive Stock Option Plan ("ISOP");

     3.1.4 867,000 shares are reserved for issuance upon allocation and exercise of as yet un-allocated options under the ISOP (in addition to the options already allocated as per the preceding paragraph);

     3.1.5 1,416,250 shares are reserved for issuance upon conversion of the loan under the Prior Loan Agreement;

     3.1.6 142,750 shares are reserved for issuance pursuant to securities (other than those listed above) exercisable or exchangeable for, or convertible into, Common Stock.

     All of such outstanding shares have been, or upon issuance in accordance with the terms thereof will be, validly issued, fully paid and nonassessable.

     The Company's option plan/s were duly adopted. All resolutions regarding the issuance of the Company's securities (including options) were duly adopted and carried out.

     The Company has completed the registration of all the Company's shares that were issued to the Clal Investors, including the shares issuable upon exercise of warrants issued to the Clal Investors.


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     Except as set forth above and as set forth in the SOE, at the date hereof
     (i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional capital stock of the Company or any Subsidiary or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any Subsidiary; (iii) there are no agreements or arrangements under which the Company or any Subsidiary is obligated to register the sale of their securities under the 1933 Act (except the Registration Rights Agreement); (iv) there are no outstanding securities or instruments of the Company or any Subsidiary which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or any Subsidiary; (v) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (vi) the issuance of the Securities shall not create or trigger acceleration or other rights regarding the securities of the Company, other than as set forth in the SOE; and (vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement.

     The capitalization table attached as SCHEDULE 3.1 hereto sets forth the capitalization of the Company and its Subsidiaries immediately following the Closing including the number of shares of the following: (i) issued and outstanding Common Stock; (ii) issued stock options; (iii) stock options not yet issued but reserved for issuance; (iv) each series of preferred stock; (v) warrants or stock purchase rights, if any; and (v) any securities convertible into or exchangeable for shares of Common Stock or Preferred Stock.

3.2 SUBSIDIARIES. The Company holds 100% of the shares and all rights in the Israeli company Organitech Ltd. ("ORGANITECH LTD"). Organitech Ltd and all other Subsidiaries of the Company (as defined below), and all other entities in which the Company directly or indirectly owns share capital or holds equity or similar interest, are listed separately in SCHEDULE 3.2 hereto.


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     The Company has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of each Subsidiary as owned by the Company.

     For purposes of this Agreement, the term "SUBSIDIARY" means any entity controlled by the Company, directly or indirectly (control means holding 50% or more of the shares or voting rights or the rights to appoint members of the Board of Directors).

     Except as listed in Schedule 3.2, the Company has no Subsidiaries and does not hold equity or rights to equity in any other entity.

3.3 FINANCIAL STATEMENTS. The consolidated audited financial statements for the fiscal year ending on December 31, 2006 and the consolidated reviewed financial statements for the quarter ending on March 31, 2007 (collectively, the "FINANCIAL STATEMENTS") are attached as SCHEDULE 3.3 hereto.

     As of their respective dates, the Financial Statements comply in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. The Financial Statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such Financial Statements or the notes thereto, or (ii) in the case of un-audited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended (subject, in the case of un-audited statements, to normal year-end audit adjustments).

     None of the sales recorded by the Company and its Subsidiaries are subject to cancellation, return or refund.

     All inventories, equipment and other assets that are included in the Financial Statement are in good and merchantable condition, save for regular wear and tear. The customers' debts that are included in the Financial Statement are valid collectible debts.


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3.4  CONTRACTS. SCHEDULE 3.4 hereto contains the list of the major written contracts of the Company and each Subsidiary, and a description of the main points of each non-written agreement and arrangement. All contracts, agreements and arrangements on the list are fully valid and binding; and the purchase of the Securities hereunder will not entitle the other parties to the contracts/agreements/arrangements to amend or terminate them.

     Those contracts that are marked on Schedule 3.4 as "Not active" can not be re-activated by the other parties thereto, and other than in connection with confidentiality obligations, the Company has no obligations or liabilities (whether existing or contingent) by reason of these contracts and no such obligations or liabilities shall arise in the future.

     Without prejudice to the generality of the foregoing, the Company has terminated its agreement with BLM NV, and such termination did not and will not create any obligations or liabilities on the part of the Company.

3.5 ORGANIZATION AND QUALIFICATION. Each of the Company and its Subsidiaries are companies duly organized and validly existing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power and authorization to own their properties and to carry on their business as now being conducted in all material respects. Each of the Company and each Subsidiary is duly qualified as a foreign corporation to do business and is in good standing (to the extent applicable to an Israeli subsidiary) in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. No proceeding has been instituted by the Registrar of Companies in Israel for the dissolution of any Israeli Subsidiary of the Company. As used in this Agreement, "MATERIAL ADVERSE EFFECT" means any material adverse effect on the business, properties, assets, operations, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below).

     The Company and each Subsidiary have filed all reports they are required to file under all laws, regulations and rules that apply to each of them. The reports specified in the previous sentence refer only to such reports which if not filed by the Company and/or Subsidiary, may have a Material Adverse Effect on the Company. As of the Closing, the Company and each Subsidiary will have fully complied with all rules of corporate governance that apply to each of them.


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     All the members of the Board of Directors of the Company and each
     Subsidiary were duly appointed.

3.6 AUTHORIZATION; ENFORCEMENT; VALIDITY. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined in Section 5.2), the B Warrant and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "TRANSACTION DOCUMENTS") and, to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Purchased Shares and the B Warrant, and the reservation for issuance and the issuance of the Warrant Shares issuable upon exercise thereof, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement and the other Transaction Documents of even date herewith have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies, or (ii) as any rights to indemnity or contribution hereunder may be limited by federal and state securities laws and public policy consideration.

3.7 ISSUANCE OF SECURITIES. The Purchased Shares and the B Warrants are duly authorized and, upon issuance in accordance with the terms hereof, shall be free from all taxes, liens and charges with respect to the issue thereof. There is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any governmental agency or authority in or of the United States or Israel either (A) on or by virtue of the execution or delivery of the Transaction Documents to which Company is a party, (B) the issuance of the Securities pursuant hereto, or
     (C) on any payment to be made by the Company pursuant to the Transaction Documents.


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     As of the Closing Date, the Company shall have duly authorized and reserved for issuance a number of shares of Common Stock which equals the maximum number of Warrant Shares.

     The Company shall, so long as the B Warrant is outstanding, take all action necessary to reserve and keep available out of its authorized and unissued capital stock, solely for the purpose of effecting the exercise of the B Warrant, 100% of the maximum number of shares of Common Stock issuable upon exercise of the B Warrant.

     Upon exercise in accordance with the B Warrant, the Warrant Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming the accuracy of each of the representations and warranties set forth in Section 2 hereof, the issuance by the Company of the Securities is exempt from registration under the 1933 Act.

3.8 NO CONFLICTS. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Purchased Shares and the other Securities and the reservation for issuance and issuance of the Warrant Shares) will not (i) result in a violation of the Certificate of Incorporation of the Company (the "CERTIFICATE OF INCORPORATION"), or the Bylaws of the Company (the "BYLAWS") or any similar charter documents of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any Subsidiary is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the NASD Over-the-Counter Bulletin Board (the "OTC")) applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected, except in the case of clauses (ii) and
     (iii) for such breaches or defaults as would not be reasonably expected to have a Material Adverse Effect.

3.9 CONSENTS. Except as expressly set forth in the SOE, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have or will have been obtained or effected on or prior to the Closing Date.

     Except as set forth in the SOE, (A) the Company and each Subsidiary are unaware of any facts or circumstances that might prevent the Company from obtaining or effecting any of the foregoing, (B) the Company is unaware of any violation of the listing requirements of the OTC, and (C) the Company's shares are listed on the OTC (instead of the recent listing on the Pink Sheets).

3.10 ACKNOWLEDGMENT REGARDING BUYER'S PURCHASE OF SECURITIES. The Company acknowledges and agrees that Buyer is acting solely in the capacity of arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by the Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to Buyer's purchase of the Securities. The Company further represents to the Buyer that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

3.11 NO GENERAL SOLICITATION; PLACEMENT AGENT'S FEES. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of "general solicitation" or "general advertising" or "Directed Selling Efforts" (within the meaning of Regulation D or S, respectively) in connection with the offer or sale of the Securities. Except as set forth in the SOE, the Company will not be obligated for any finder's fee or commission in connection with this transaction. The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or brokers' commissions relating to or arising out of the transactions contemplated hereby, other than fees or commission for persons engaged solely by Buyer or its investment advisor unknown to the Company. The Company shall pay, and hold Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney's fees and incurred out-of-pocket expenses) arising in connection with any such claim.

3.12 NO INTEGRATED OFFERING. None of the Company, any Subsidiary, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions. None of the Company, any Subsidiary, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

3.13 DILUTIVE EFFECT. The Company acknowledges that its obligation to issue the Warrant Shares upon exercise of the B Warrant in accordance with this Agreement and the B Warrant is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

3.14 APPLICATION OF TAKEOVER PROTECTIONS; RIGHTS AGREEMENT. There are no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation of the Company or the laws of the state of its incorporation which is or could become applicable to Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and Buyer's ownership of the Securities. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

3.15 SEC DOCUMENTS; OTHER INFORMATION. Except as set forth in the SOE, from October 2000 to date, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC DOCUMENTS"). Except as modified by subsequent filings, as of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     No other information provided by or on behalf of the Company to the Buyer, including, without limitation, the Financial Statements and information referred to in Section 2.4 of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

3.16 ABSENCE OF CERTAIN CHANGES. Since the date of the last quarterly Financial Statement (March 31, 2007), there has been no change and no development in the business, properties, operations, financial condition or results of operations of the Company or any Subsidiary that individually or in the aggregate has had or is reasonably expected to have a Material Adverse Effect. Since the date of the last quarterly Financial Statement, the Company has not (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $50,000 outside of the ordinary course of business or (iii) had any investments in fixed assets, individually or in the aggregate, in excess of $50,000. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact, which would reasonably lead a creditor to do so.

3.17 NO UNDISCLOSED EVENTS, LIABILITIES, DEVELOPMENTS OR CIRCUMSTANCES. No event, liability, development or circumstance has occurred or exists, or is contemplated to occur (other than the transactions contemplated hereby), with respect to the Company or any Subsidiary or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws and which has not been publicly announced in the SEC Documents or otherwise.

3.18 CONDUCT OF BUSINESS; REGULATORY PERMITS. Neither the Company nor any Subsidiary is in violation of any term of or in default under its Certificate of Incorporation or Bylaws or any similar charter documents except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect.

     Neither the Company nor any Subsidiary is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any Subsidiary, and neither the Company nor any Subsidiary will conduct its business in violation of any of the foregoing, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect.

     Without limiting the generality of the foregoing, to the best of its knowledge the Company is not in violation of any of the rules, regulations or requirements of the OTC.

     The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any certificate, authorization or permit.

     Organitech Ltd. is in compliance in all material respects with all conditions and requirements stipulated by the instruments of approval granted to it with respect to the "Approved Enterprise" status of any of the Company's facilities by Israeli laws and regulations relating to such "Approved Enterprise" status and other tax benefits received by Organitech Ltd.; and neither the Company nor Organitech Ltd. have received any notice of any proceeding or investigation relating to revocation or modification of any "Approved Enterprise" status granted with respect to any of the Company's or its Subsidiaries' facilities which the Company believes could reasonably be expected to result in material liability to the Company.

     Organitech Ltd. is not in violation of any condition or requirement stipulated by the instruments of approval granted to the Company by the Office of Chief Scientist in the Israeli Ministry of Industry, Trade and Employment (the "OCS") and any applicable laws and regulations with respect to any research and development grants given to it by such office. All information supplied by Organitech Ltd. with respect to such applications was true, correct and complete in all material respects when supplied to the appropriate authorities. The Company's and its Subsidiaries' contingent liabilities to the OCS are disclosed in the Company's Form 10-QSB for the quarter ended March 31, 2007.

3.19 FOREIGN CORRUPT PRACTICES. Neither the Company, nor any Subsidiary, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any Subsidiary has, in the course of its actions for, or on behalf of, the Company or any Subsidiary (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

3.20 TRANSACTIONS WITH AFFILIATES. Except as set forth in the SOE, none of the officers, directors or employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

3.21 CERTIFICATE OF INCORPORATION, BYLAWS AND SHAREHOLDERS' RIGHTS. The Company has made available to the Buyer true, correct and complete copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof, and the Company's Bylaws, as amended and as in effect on the date hereof, and the terms of all securities convertible into, or exercisable or exchangeable for, Common Stock and the material rights of the holders thereof in respect thereto.

3.22 INDEBTEDNESS AND OTHER CONTRACTS. Except as disclosed in the Financial Statements or the SOE, neither the Company nor any Subsidiary: (i) has any outstanding Indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or
     (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect.

     Except as disclosed in the SOE, or the Financial Statements, (i) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any Subsidiary or by which the Company or any Subsidiary is or may become bound which in the aggregate amount to more than $50,000;
     (ii) there are no financing statements securing obligations in any amounts in excess of $50,000 in the aggregate, filed in connection with the Company; and (iii) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents (as defined herein) but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company's or any Subsidiary's respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect.

     For purposes of this Agreement:

     (x) "INDEBTEDNESS" of any Person means: (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses
     (A) through (G) above;

     (y) "CONTINGENT OBLIGATION" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) "PERSON" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

3.23 ABSENCE OF LITIGATION. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, securities authority or stock exchange, self-regulatory organization or body pending or, to the best knowledge of the Company, threatened against or affecting the Company, the Common Stock or any Subsidiary or any of the Company's or any Subsidiary's officers or directors in their capacities as such.

3.24 INSURANCE. A list of the Company's and the Subsidiaries' insurance policies is set forth in the SOE. The Company has not undertaken any action or omitted to take any action, which to the Company's knowledge, could render such insurance policy void or voidable or which could result in a material increase in the premium for any such insurance policy. Such insurance policies provide coverage as is customary in the businesses in which the Company and its Subsidiaries engage, including, without limitation, third party; employer liability and property.

3.25 EMPLOYEE RELATIONS.

     3.25.1 SCHEDULE 3.25.1 hereto contains the list of all the employees, officers and service providers of the Company and each Subsidiary the terms of their employment/service, including terms regarding termination of employment or service. Except as set forth in the SOE, all payments due to the aforesaid persons and to third parties (such as the tax/fiscal authorities, social security, pension funds and other social payments, etc.) are being made regularly and on time; and sufficient sums were reserved in the Financial Statements for payments, benefits and rights already due (such as accumulated vacation days and severance pay). To the extent required by applicable labor laws, all persons providing their labor to the Company and each Subsidiary on a regular basis are treated as employees, and the foregoing provisions of this section apply.

     3.25.2 Neither the Company nor any of the Subsidiaries is a party to any collective bargaining agreement. No executive officer of the Company or its Subsidiaries (as defined in Rule 501(f) of the 1933 Act) has notified the Company or its Subsidiaries that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company.

          Except as set forth in the SOE, to the knowledge of the Company and its Subsidiaries, no executive officer of the Company and its Subsidiaries is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any Subsidiary to any liability with respect to any of the foregoing matters.

     3.25.3 None of the Subsidiaries is subject to, nor do any of its employees benefit from, whether pursuant to applicable employment laws, regulations, extension orders ("Tzavei Harchava") or otherwise, any agreement, arrangement, understanding or custom applying to all employees in Israel or to all employees in such Subsidiary's industry in Israel, with respect to employment (including, without limitation, termination thereof) other than the minimum benefits and working conditions required by law to be provided pursuant to rules and regulations of the Histadrut (General Federation of Labor), the Coordinating Bureau of Economic Organizations and the Industrialists' Association or extension orders that apply to all employees in Israel or to all employees in such Subsidiary's industry in Israel. The severance pay due to the Employees, as well as all other benefits (such as salary, accrued vacation, overtime pay, bonuses and commissions, benevolent, pension and study funds and all other employee entitlements) are fully funded or provided for in accordance with generally accepted accounting principles, consistently applied.

     3.25.4 The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

3.26 TITLE. Except as disclosed in the SOE, the Company and its Subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries. Neither the Company nor any Subsidiary owns any real property. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

3.27 INTELLECTUAL PROPERTY RIGHTS. The Company and its Subsidiaries own or possess adequate and sufficient legal rights to all trademarks, service marks, tradenames, domain names, copyrights, trade secrets, licenses, information and proprietary rights and processes, all patents and patent right and all breeders/developers rights (collectively: "INTELLECTUAL PROPERTY RIGHTS") as are necessary to the conduct of the Company's and each Subsidiary's business as now conducted and as presently proposed to be conducted, without any known conflict with, or infringement of, the rights of others.

     To the best of the Company's knowledge, after due inquiry, no product or service marketed or sold (or proposed to be marketed or sold) by the Company or its Subsidiaries violates or will violate any license or infringe any intellectual property rights of any other party.

     Other than with respect to commercially available software products under standard end-user object code license agreements, and except as set forth in the SOE, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the foregoing, nor is the Company or its Subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, domain names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity.

     The Company has not received any communications alleging that the Company or its Subsidiaries have violated or, by conducting its business, would violate any of the patents, breeders'/developers' rights, trademarks, service marks, tradenames, domain names, copyrights, trade secrets or other proprietary rights or processes of any other person or entity.

     The Company and its Subsidiaries have obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the Company's business.

     To the best of the Company's knowledge, after due inquiry, it will not be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by the Company.

     Each Key Employee has assigned to the Company all intellectual property rights he or she owns that are related to the Company's business as now conducted.

     SCHEDULE 3.27 hereto lists all patents, patent applications, breeders'/developers' rights, registered trademarks, trademark applications, registered service marks, service mark applications, registered copyrights and domain names of the Company or its Subsidiaries.

     The Company and its Subsidiaries have not embedded any open source, copyleft or community source code in any of its products generally available or in development, including but not limited to any libraries or code licensed under any General Public License, Lesser General Public License or similar license arrangement.

     Except as set forth in the SOE, none of the Company's issued patents that are assigned to it or any Intellectual Property Rights that are material to the business of the Company have expired or terminated, or are expected to expire or terminate within three years from the date of this Agreement. The Company is unaware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings.

     The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

3.28 ENVIRONMENTAL LAWS. The Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and
     (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and
     (iii) the failure to so comply could be reasonably expected to have a Material Adverse Effect. The term "ENVIRONMENTAL LAWS" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "HAZARDOUS MATERIALS") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

3.29 TAX STATUS. Except as set forth in the SOA, the Company and each Subsidiary
     (i) has made or filed all federal, state and local income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

3.30 INTERNAL ACCOUNTING CONTROLS. The Company and each Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. In addition, the Company has established and maintains disclosure controls and procedures as defined in Rule 13a-14 under the 1934 Act and in compliance with Rule 13a-15 under the 1934 Act.

3.31 NO VOTING AGREEMENTS. Other than as set forth in the SOE, the Company confirms that to the best of its knowledge, there are no voting agreements among its present shareholders.

3.32 DISCLOSURE. The Company confirms that neither it nor, to its knowledge, any other Person acting on its behalf has provided the Buyer or its agents or counsel with any information that would require disclosure to the public and has not been so disclosed. The Company understands and confirms that the Buyer will rely on the foregoing representations in effecting transactions in securities of the Company.

     All disclosure provided to the Buyer regarding the Company and its Subsidiaries, their business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     No event or circumstance has occurred or information exists with respect to the Company or any Subsidiary or either of its or their respective business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the Company's reports filed under the Exchange Act of 1934, as amended, are being incorporated into an effective registration statement filed by the Company under the 1933 Act).

     The Company acknowledges and agrees that the Buyer does not make and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2 above.

3.33 SMALL BUSINESS ISSUER. The Company qualifies as a "small business issuer" as such term is defined in the 1934 Act.

4.   COVENANTS

4.1 REASONABLE BEST EFFORTS. Each party shall use its reasonable best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

4.2 REPORTING STATUS. Until the date on which the Buyer shall have sold all the Registrable Securities - as defined in the Registration Rights Agreement attached hereto as Exhibit A hereto (the "REPORTING PERIOD"), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

4.3 USE OF PROCEEDS. The Company will use the proceeds from the sale of the Securities for payment of all overdue employment-related payments, for payment of all overdue royalties to the State of Israel and others (if any), for working capital and for general corporate and marketing purposes.

4.4 FINANCIAL INFORMATION. The Company agrees to send to Buyer copies of any notices and other information made available or given to any stockholder of the Company, contemporaneously with the making available or giving thereof to such stockholder.

4.5 LISTING. The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon any market, if any, on which the Common Stock are listed and each national securities exchange and automated quotation system, if any, upon which Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other Common Stock shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. Neither the Company nor any Subsidiary shall take any action which can be reasonably expected to result in the delisting or suspension of the Common Stock on any securities market upon which shares of Common Stock are at any time listed. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4.5.

4.6 FEES. At the Closing Date, the Company shall pay an aggregate amount of US $100,000, plus VAT, directly to those advisers that are designated in writing by Buyer, for Buyer's expenses in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereunder.

     The Company itself shall not expend more than US $80,000 in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereunder (excluding any expenses associated with the filing of a registration statement covering the Securities).

     The Company shall be responsible for the payment of any placement agent's fees or broker's commissions relating to or arising out of the transactions contemplated hereby, other than fees or commission for persons engaged solely by Buyer or its investment advisor unknown to the Company.

     Except as otherwise set forth in this Agreement or in the Registration Rights Agreement, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to Buyer.

4.7 PLEDGE OF SECURITIES. The Company acknowledges and agrees that the Securities may be pledged by the Buyer in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and the Buyer shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2.6 of this Agreement; provided that the Buyer and its pledgee shall be required to comply with the provisions of Section 2.6 hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by the Buyer.

4.8 DISCLOSURE OF TRANSACTIONS AND OTHER MATERIAL INFORMATION. On or before 10:00 a.m., Israel Time, on the first Business Day following the execution of this Agreement, the Company shall make a press release (in a form previously approved by the Buyer) describing the terms of the transactions contemplated by the Transaction Documents. On or before the second Business Day following the execution of this Agreement, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act, and attaching the material Transaction Documents (including, without limitation, this Agreement (and all Schedules to this Agreement), the form of the B Warrant and the Registration Rights Agreement) as exhibits to such filing if required by applicable law, rule or regulation (including all attachments, the "8-K FILING").

     If the Buyer is of the opinion that certain information regarding the Company, any Subsidiary, or any of their officers, directors, employees and agents should be made public, Buyer shall have the right to demand that the Company make a public disclosure, and if the Company fails to do so within two Business Days, the Buyer may make a public disclosure, in the form of a press release, public advertisement or otherwise, of such information without the prior approval by the Company, each Subsidiary, or each of their respective officers, directors, employees or agents. The Buyer shall not have any liability to the Company, any Subsidiary, or any of their respective officers, directors, employees, shareholders or agents for any such disclosure, unless the Buyer acts with gross negligence or willful misconduct.

     Subject to the foregoing, the Company and the Buyer shall coordinate between them the issuance of any press releases or any other public statements; PROVIDED, HOWEVER, that each party shall be entitled, without the prior approval of the other, to make any press release or other public disclosure: (i) with respect to the transactions contemplated hereunder - in substantial conformity with the 8-K Filing and contemporaneously with the closing of such transactions, and (ii) as is required by applicable law and regulations, including the applicable rules and regulations of the SEC, the Tel-Aviv Stock Exchange ("TASE") and the Israel Securities Authority ("ISA"), provided that the each party shall consult with the other party in connection with any such press release or other public disclosure prior to its release.

     In this agreement, "BUSINESS DAY" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

4.9 ADDITIONAL SECURITIES; ADDITIONAL REGISTRATION STATEMENTS. For so long as the Buyer beneficially owns the B Warrant, the Company will not issue any other securities that would cause a breach or default under the B Warrant. Until such time as the Registration Statement (as defined in the Registration Rights Agreement) is declared effective by the SEC, the Company will not file a registration statement under the 1933 Act relating to securities that do not include the Securities except pursuant to any existing employee and/or director stock and stock option plans.

4.10 CONDUCT OF BUSINESS. The business of the Company and each Subsidiary shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

4.11 SEC COMPLIANCE. The Company shall use best efforts to ensure that the quotation of the Common Stock on the OTC shall not be suspended or revoked by the SEC or the OTC.

     The Company shall always be current in its public reporting obligations pursuant to applicable United States' securities laws, regulations and rules.

4.12 CORPORATE EXISTENCE. So long as the Buyer beneficially owns the B Warrant granted hereunder or until the expiration of the B Warrant, if earlier, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company's assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company's assets, where the surviving or successor entity in such transaction (i) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith and (ii) is a publicly traded corporation whose Common Stock is quoted on or listed for trading on the Nasdaq National Market, the OTC, the New York Stock Exchange, the American Stock Exchange, the London Stock Exchange, the AIM Market - London, the Tel-Aviv Stock Exchange, the Berlin Stock Exchange, the Frankfurt Stock Exchange, the Paris Bourse or similar reputable stock markets.

4.13 PREEMPTION RIGHT

     4.13.1 In this section 4.13, the following terms will have the following meaning:

          "SHARES" - shares of the Common Stock of the Company.

          "EXISTING INSTRUMENTS" - any instruments that were granted by the Company prior to the date of this Agreement, evidencing the right to subscribe for, purchase or receive Shares or securities directly or indirectly convertible into or exercisable or exchangeable for Shares.

          "OTHER HOLDERS" - the holders of the Existing Instruments.

          "APPLICABLE SHARES" - Shares to be purchased from time to time by the Other Holders upon each exercise of any Existing Instrument.

          "PREEMPTION SHARES" - the Shares that may be purchased by the Buyer under this section 4.13.

     4.13.2 Each time one or more of the Other Holders exercises an Existing Instrument and purchases Applicable Shares (the "OTHER HOLDER EXERCISE"), the Buyer shall be entitled to purchase Preemption Shares, up to such number as is necessary for the Buyer to maintain its percentage in the Company following such exercise as it was immediately prior to such exercise.

          In this case, the per share purchase (exercise) price of the Buyer will equal the effective per share purchase price of the Applicable Shares that triggered such exercise.

     4.13.3 Whenever the exercise of the B Warrant wholly or partially (the "BUYER'S EXERCISE") occurs after the exercise of Existing Instruments, the Buyer shall be entitled to purchase additional Preemption Shares (in addition to the Shares purchased until then under section 4.13.2), up to such number of Shares as necessary for Buyer to reach a percentage holding in the Company equal to the percentage Buyer would hold after the Buyer's Exercise if there was no prior exercise of Existing Instruments and no prior exercise of the preemption right of
          Section 4.13.2.

          FOR THE PURPOSES OF ILLUSTRATION ONLY: ASSUMPTION - FOLLOWING THE CLOSING, THE BUYER HOLDS 10 MILLION SHARES OUT OF A TOTAL OUTSTANDING STOCK CAPITAL OF 36.63 MILLION SHARES (27.3%). EXAMPLE: (I) PRIOR TO JANUARY 2009, OTHER HOLDERS EXERCISE OPTIONS FOR THE PURCHASE OF 3 MILLION SHARES, AND THE BUYER EXERCISES ITS RIGHT TO PURCHASE 1.13 MILLION PREEMPTION SHARES (THUS MAINTAINING ITS HOLDING OF 27.3% OF THE COMPANY'S ISSUED AND OUTSTANDING STOCK CAPITAL); (II) IN JANUARY 2009 THE BUYER PURCHASES AN ADDITIONAL 2 MILLION SHARES UNDER THE B WARRANT; (III) CONSEQUENTLY, BUYER WILL BE ENTITLED TO PURCHASE 0.22 MILLION ADDITIONAL SHARES (THUS MAINTAINING ITS HOLDING OF 31.06% OF THE COMPANY'S ISSUED AND OUTSTANDING STOCK CAPITAL).

          The per share purchase (exercise) price of the Shares to be purchased by Buyer under this section 4.13.3 will equal the average effective per share purchase price of all the Applicable Shares that were purchased until the date of calculation, subject to proportionate adjustment in the event of issuance or payment of bonus shares, stock dividends, cash or in-kind dividends, stock splits, combinations, reclassifications, or similar capitalization events that were affected by the Company during the aforesaid period.

     4.13.4 The per share purchase (exercise) price of the Preemption Shares, as applicable according to section 4.13.2 or 4.13.3 above, is referred to as the "APPLICABLE EXERCISE PRICE".

     4.13.5 At the end of each calendar quarter, the Company will notify the Buyer in writing of the number of Shares issued pursuant to exercise of Existing Instruments during that quarter (the "NOTICE"), which Notice must include at least the following details: (i) identity of the Other Holder/s; (ii) number of Applicable Shares that were exercised; and (iii) the Applicable Exercise Price.

     4.13.6 The exercise period for each applicable batch of Preemption Shares to be issued under section 4.13.2 shall be 30-days following the date of the Notice and the exercise period for each applicable batch of Preemption Shares to be issued under section 4.13.3 shall be 5-days following the Buyer's Exercise (each herein referred to as the "APPLICABLE EXERCISE PERIOD").

     4.13.7 In order to exercise and purchase Preemption Shares, Buyer must, within the Applicable Exercise Period (i) deliver to the Company a proof of ownership of the aggregate number of Shares held by the Holder as of the exercise date, (ii) deliver to the Company a written exercise notice, specifying the number of Preemption Shares to be purchased (a "PURCHASE NOTICE"), and (iii) pay the Company the Applicable Exercise Price of the Preemption Shares to be purchased (the total amount payable for each batch of Preemption Shares, is referred to as the "APPLICABLE PURCHASE AMOUNT"). The Applicable Purchase Amount may be paid, at the sole discretion of the Buyer, either in US Dollars or in New Israeli Shekels, at the representative exchange rate in effect on that day.

     4.13.8 Upon receipt of each Purchase Notice and Applicable Purchase Amount (the date of each such receipt is herein referred to as the "APPLICABLE PURCHASE DATE"), the Company shall make all necessary arrangements with its Transfer Agent in order to credit the appropriate number of purchased Shares to the Buyer's or its designee's balance account with the Depository Trust Company through its Deposit Withdrawal Agent Commission system, or will issue and dispatch to Buyer a certificate for the appropriate number of purchased Shares, registered in the name of the Buyer or its designee. In each case, the Shares will be credited/issued fully paid and non-assessable, and the Company will pay the taxes and fees which may be payable directly in connection with such credit/issuance and delivery.

          No fractional Shares are to be issued upon the exercise of the preemption right under this section 4.13, but rather the number of Shares to be issued will be rounded up or down to the nearest whole number.

          In any case, upon delivery of each Purchase Notice and Applicable Purchase Amount, the Buyer shall be deemed for all corporate purposes to have become the holder of record of the purchased Shares, irrespective of the date of delivery of the certificates evidencing such purchased Shares.

     4.13.9 In addition to the terms of this section 4.13, terms of the Existing Instruments that are purely beneficial to the Other Holders, shall apply to the preemption right under this section 4.13, mutatis mutandis.

4.14 ADDITIONAL PREEMPTION RIGHTS

     4.14.1 The provisions of this section 4.14 shall apply for as long as the Buyer holds at least 14% of the issued and outstanding share capital of the Company.

     4.14.2 Whenever the Company plans to issue any securities other than pursuant to the exercise of Existing Instruments as described in section 4.13 above (the "OFFERED SECURITIES") to any existing or new securities holder, the Buyer shall have a preemptive right to purchase such number of the Offered Securities as is required to maintain the Buyer's percentage in the Company following such issuance as it were immediately prior thereto, at the same price per share and other terms as apply to such issuance.

          In each event of such plan to issue, the Company shall notify the Buyer, in writing, of all the relevant terms (herein referred to as the "OFFER"), which Offer by its terms shall remain open and irrevocable for a period of thirty (30) calendar days from receipt of the Offer.

     4.14.3 Notice of Buyer's intention to accept in whole or in part, alone or together with any entity controlled by, controlling or under common control with, the Buyer in its sole discretion ("ADDITIONAL INVESTORS"), any Offer made pursuant to Section 4.14.2 shall be evidenced in writing signed by Buyer and the Additional Investors, if applicable, and delivered to the Company prior to the end of the (30) day period of such Offer, setting forth the election to purchase the number of the Offered Securities as specified in the notice - up to the aforesaid number (the "NOTICE OF ACCEPTANCE"). For the purposes of clarity, where an Offer under this Section includes the issuance of more than one type of security of the Company, and the Buyer exercises its pre-emptive right under this Section in part, it shall not be entitled to select only one type of security but shall be required to purchase the applicable portion of each security constituting the Offer.

     4.14.4 In the event that Buyer does not give the Notice of Acceptance with regard to a certain Offer within the aforesaid period, the Company shall have ninety (90) days from the expiration of the aforesaid (30) day period to close the sale of all the Offered Securities to any person(s) or entity(ies), upon terms and conditions, including, without limitation, unit price and interest rates, which are no more favorable, in the aggregate, to such other person(s) or entity(ies) or less favorable to the Company than those set forth in the Offer.

     4.14.5 Upon each closing under this Section 4.14 (which shall include full payment to the Company), Buyer and the Additional Investors, if applicable, shall purchase from the Company, and the Company shall sell to Buyer and to the Additional Investors, if applicable, the number of Offered Securities specified in the Notice of Acceptance, upon the terms and conditions specified in the Offer. The purchase by Buyer and the Additional Investors, if applicable, of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and Buyer and the Additional Investors of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to Buyer and the Additional Investors, if applicable, and their respective counsel.

     4.14.6 In each case, any Offered Securities not purchased by Buyer and the Additional Investors, if applicable, or by other Person or Persons in accordance with Section 4.14.4, may not be sold or otherwise disposed of until they are again offered to Buyer under the procedures specified in Section 4.14.

     4.14.7 This Section 4.14, including the rights of the Buyer under this
          Section 4.14 shall not apply to: (A) Common Stock issued as a share dividend to holders of Common Stock or upon any subdivision or combination of Common Stock, (B) Common Stock issued upon exercise or conversion of currently outstanding securities of the Company pursuant to the terms of such securities, including any rights to Common Stock of the lender under the Prior Loan Agreement, (C) pursuant to a bona fide firm commitment underwritten public offering with a nationally recognized underwriter which generates gross proceeds to the Company in excess of $30,000,000 (other than an "at the market offering" as defined in Rule 415(a)(4) under the 1933 Act and "equity lines"), (D) in connection with any employee benefit plan which has been approved by the Board, pursuant to which the Company's securities may be issued to any employee, officer or director of, or consultant or other service provider to, the Company for services provided to the Company,
          (E) securities of the Company issued in connection with the acquisition of any Person (whether by merger, purchase of stock or assets or otherwise) the primary purpose of which is not to raise capital, or (F) securities of the Company issued to a strategic investor, constituting in the aggregate no more than 7% in the Company (collectively, "EXCLUDED SECURITIES").

4.15 RESERVATION OF SHARES. The Company shall take all action necessary at all times to have authorized, and reserved for the purpose of issuance, from and after the Closing Date, a number of Common Stock issuable upon exercise of the Preemption Shares as per section 4.13 above and upon exercise of the B Warrant being issued at the Closing in conformity with Section 3.7.

4.16 TRANSFER OF SECURITIES. The Company shall not register any transfer of its securities not made in accordance with Regulation S, pursuant to registration under the 1933 Act, or pursuant to an available exemption from registration; provided however, that if foreign law prevents the Company from refusing to register transfers of its securities, other reasonable procedures be implemented to prevent any transfer of the Company's securities not made in accordance with the provisions of Regulation S.

4.17 COMPOSITION OF THE COMPANY'S BOARD OF DIRECTORS ("BOARD"). Following the Closing, the size of the Board shall be increased to eleven Board members ("DIRECTORS").

     The Company shall act in accordance with its Bylaws and Certificate of Incorporation to elect Directors in the manner, and according to the rules, as are set forth in the Voting Agreement.

     Three of the Company's current Directors (that are not currently considered Independent Directors) will remain on the Board and three of the Company's current Directors shall resign to accommodate the provisions of the Voting Agreement.

     For so long as the Buyer holds or represents (as set forth in the Voting Agreement) at least 14% of the issued and outstanding share capital of the Company, the Company shall pay the Chairman of the Board a monthly fee in the amount of US $5,000, plus reimbursement of expenses. The Chairman may assign to Buyer the right to receive such fee.

     Subject to the provisions of Section 4.24, should any issue be discussed by the Board regarding which any stockholder or any Director has an interest (whether personal or through affiliation), such Director (or in the case of an interest of a stockholder, any Directors nominated by the stockholder) shall notify the Board of such interest prior to the discussion and vote of the Board of Directors on such issue, and following such notice such Director/s may participate in the discussion and vote.

4.18 NO VOTING AGREEMENTS. As long as the situation described in Section 3.31 exists, but in any case no longer than the first 12 months after the Closing and except for the Voting Agreement, Buyer shall not enter into any voting agreement with any of the Company's major shareholders, that are currently represented on the Board of Directors.

4.19 CONTINUATION OF EMPLOYMENT OF KEY PERSONS. The Company shall cause Ms. Rachel Ben-Nun and Mr. Lior Hessel (the "KEY PERSONS") to undertake to continue to dedicate their working time to the Company, on a full time basis, or part-time or not at all - if the Company so elects, at least until the end of December 2008. During this period, the responsibilities and authorities of the Key Persons will be as resolved by the Company's Board from time to time.

4.20 AUTHORIZED SIGNATORIES AND SIGNATURE POWERS. At the first Board meeting after the Closing, the Company and each Subsidiary shall amend the list of its authorized signatories and their power to bind the Company and/or each Subsidiary by their signature, so as to include persons nominated by the Buyer. During the period from the Closing and until the aforesaid amendments to the list and powers of the authorized signatories, any payment, money transfer and transaction of the Company or a Subsidiary with a value of US $50,000 or more, shall require the prior written consent of a director of the Company designated by the Buyer.

4.21 FINANCIAL INFORMATION; ISRAELI STANDARDS; FISCAL YEAR; EXTERNAL AUDITORS. As long as Buyer is a shareholder of the Company, the Company undertakes to prepare and submit to Buyer financial reports and financial information at such times and in such manner as are necessary to enable Buyer to incorporate such reports and information into Buyer's financial statements in such form as Buyer is required to publish according to accounting standards and requirements applicable to public companies in Israel.

     Without prejudice to the generality of the aforesaid provisions, the Company will provide to Buyer reviewed quarterly financial statements within 35 days after the end of each calendar quarter, and will provide audited financial statements within 55 days after the end of each fiscal year, in a form acceptable to Buyer's auditors.

     For so long as Buyer holds at least 14% or more in the Company (on a fully diluted basis), the Company and each Subsidiary shall not appoint external auditors, and shall not renew the appointment of their external auditors, unless such auditors are acceptable to Buyer.

4.22 DUAL LISTING. As soon as practicable following a written notice of the Buyer that it wishes the Company to list its shares on the TASE (the "LISTING"), the Listing shall be brought to the Board of Directors of the Company for discussion. Should the Board of Directors of the Company approve the Listing by a simple majority of the participating votes, the Company shall make its best efforts to effect the Listing (without prejudice to the listing on the public market on which the Company's shares of Common Stock are traded at such time), and the Company shall comply with all rules, regulations and requirements of the ISA and the TASE. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4.22.

4.23 AMENDMENT OF THE CERTIFICATE OF INCORPORATION AND BYLAWS. In case of any conflict or discrepancy between the provisions of this Agreement and the provisions of the Company's Certificate of Incorporation and Bylaws, the Company shall amend its Certificate of Incorporation and Bylaws so as to make them compatible with the provisions of this Agreement.

4.24 SPECIAL MAJORITY REQUIREMENTS. The parties agree that the Company shall not take any of the following acts without the approval of at least such number of the Company's Directors as is nearest to three-quarters (e.g.- 8 out of a Board of 11, 7 out of a Board of 9 and so on):

     4.24.1 change in the Company's or any Subsidiary's principal business or entry, directly or indirectly, into a material new line of business;

     4.24.2 adoption of any resolution amending or altering the Company's Certificate of Incorporation or By-Laws, except as required for a public offering or for the Listing;

     4.24.3 any issuance of securities of the Company to any third party, or any issuance of securities in a Subsidiary, provided that the special majority shall not be required if the issue price of the Company's shares of Common Stock is $2.0 per share or more, and shall not be required for public offerings at any price;

     4.24.4 effecting any merger as target or surviving entity, reorganization, sale or other disposal of all or substantially all of the Company's shares or assets (including the business or operations of a Subsidiary), provided that the special majority shall not be required if the value of the Company's shares of Common Stock is $2.0 per share or more;

     4.24.5 creating any mortgage, pledge or other security interest in any material asset or all or substantially all of the assets of the Company, other than in the ordinary course of the Company's business; and

     4.24.6 effecting any liquidation, dissolution or winding up of the Company or a Subsidiary or the cessation of all or a substantial part of the business of the Company or a Subsidiary.

     4.24.7 any proposed action or transaction of the Company with any stockholder who is entitled to nominate a Director, or with any Director, and any proposed action or transaction of the Company that is expected to benefit such stockholder or director (whether personally or through affiliation) beyond the expected proportional benefit to other stockholders or directors.

     4.24.8 for a period of two years following the Closing, the employment or termination of a chief executive officer.

4.25 GENERAL MEETING OF THE SHAREHOLDERS. Following the Closing, the Company shall convene a general meeting of its shareholders, to discuss and resolve all necessary issues, as requested by the Board, the Buyer and any shareholder.

4.26 D&O AND PRODUCT LIABILITY INSURANCE. Following the Closing, the Company shall increase its D&O insurance coverage, as requested by the Buyer and shall acquire a product liability insurance policy customary for companies engaged in a similar business to the Company.

5.   REGISTER; TRANSFER AGENT INSTRUCTIONS

5.1 REGISTER. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Warrants), a register for the Warrants, in which the Company shall record the name and address of the Person in whose name the Warrants have been issued (including the name and address of each transferee), and the number of Warrant Shares issuable upon exercise of the Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

5.2 TRANSFER AGENT INSTRUCTIONS. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company ("DTC"), registered in the name of the Buyer or its respective nominee(s), for the Warrant Shares in such amounts as specified from time to time by Buyer to the Company upon exercise of the B Warrant in the form of EXHIBIT D attached hereto (the "IRREVOCABLE TRANSFER AGENT INSTRUCTIONS"). The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5.2, and stop transfer instructions to give effect to Section 2.6 hereof, will be given by the Company to its transfer agent, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents, subject to applicable securities laws. If Buyer effects a sale, assignment or transfer of the Securities in accordance with
     Section 2.6, the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Warrant Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Warrant Shares to the Buyer, assignee or transferee, as the case may be, without the restrictive legend described in Section 2.7 of this Agreement. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5.2 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this
     Section 5.2, that Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6.   CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL

CLOSING DATE. The obligation of the Company hereunder to issue and sell the Purchased Shares and the other Securities to the Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing Buyer with prior written notice thereof:

6.1 Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

6.2 Buyer shall have delivered to the Company the Purchase Price for the Purchased Shares and the other Securities being purchased by Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

6.3 The representations and warranties of the Buyer shall be true and correct in all material respects (except for representations and warranties that are qualified by materiality, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time, and Buyer shall have performed, satisfied and complied in all material respects (except for covenants, agreements and conditions that are qualified by materiality, which shall be complied with in all respects) with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Buyer at or prior to the Closing Date.

7.   CONDITIONS TO BUYER'S OBLIGATION TO PURCHASE

CLOSING DATE. The obligation of Buyer hereunder to purchase the Purchased Shares and the other Securities at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for Buyer's sole benefit and may be waived by the Buyer at any time in its sole discretion by providing the Company with written notice thereof:

7.1 The Company shall have executed and delivered to Buyer (i) each of the Transaction Documents and (ii) the Purchased Shares and the other Securities being purchased by the Buyer at the Closing pursuant to this Agreement.

7.2 Buyer shall have received the opinion of Trombly Business Law LLC, the Company's external United States counsel in the form attached hereto as EXHIBIT E dated as of the Closing Date.

7.3 The Company shall have delivered to Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form of Exhibit D attached hereto, which instructions shall have been delivered to and acknowledged in writing by the Company's transfer agent.

7.4 The Company shall have delivered to Buyer (i) the resolutions consistent with Section 3.6 as adopted by the Board in the form attached hereto (the "RESOLUTIONS"), (ii) the Certificate of Incorporation of the Company (to be amended as per section 4.23 above after the Closing) and (iii) the Bylaws of the Company (to be amended as per section 4.23 above after the Closing), each as in effect at the Closing.

7.5 The representations and warranties of the Company shall be true and correct in all material respects (except for representations and warranties that are qualified by materiality, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time, and the Company shall have performed, satisfied and complied in all material respects (except for covenants, agreements and conditions that are qualified by materiality, which shall be complied with in all respects) with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, in the form attached hereto as EXHIBIT F, dated as of the Closing Date, to the foregoing effect.

7.6 The Company shall have delivered to Buyer a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Closing Date.

7.7 The Company shall have delivered to Buyer the written consent of Ms. Ben-Nun and Mr. Hessel, as per Section 4.19 above; and the Company shall have delivered to Buyer the written consent of Ms. Ben-Nun and Mr. Shalem, confirming that: (i) the transaction between the Company and the Buyer hereunder and the issuance of the Securities to Buyer shall not cause acceleration of the vesting of the options previously granted to Ms. Ben-Nun and Mr. Shalem; (ii) such acceleration shall apply if the Company decides to terminate the employment of Ms. Ben-Nun or Mr. Shalem within one year after the Closing; and (iii) the exercise period of all vested options of such individual will be extended to 24 months from termination of their employment.

7.8 The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Purchased Shares and the other Securities.

7.9  The nominees of the Buyer to the Board were duly appointed and approved.

7.10 The Company shall have delivered to Buyer the written confirmation of a certain shareholder, in the form attached as Exhibit G hereto.

7.11 The Voting Agreement is duly executed by all parties thereto, and delivered to Buyer.

8.   TERMINATION

In the event that the Closing shall not have occurred on or before forty five
(45) days from the date hereof due to the Company's or the Buyer's failure to satisfy the conditions set forth in Sections 6 and 7 above (and the non-breaching party's failure to waive such unsatisfied condition/s), the non-breaching party shall have the option to terminate this Agreement after the close of business on such date without any liability of any party to any other party and without any surviving liability to either party.

9.   MISCELLANEOUS

9.1 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Israel, without giving effect to any statutes concerning choice or conflict of law (whether of the State of Israel or any other jurisdiction) that would cause the application of the laws of any jurisdiction other that the State of Israel; PROVIDED ALWAYS, HOWEVER, that any corporate matters involving the Company, proceedings of organs thereof and other matters that in their nature and as a matter of law are to be governed by the laws of the place of formation of corporations, or by the U.S. securities law, shall be governed by the laws of the State of Delaware, or U.S. federal laws, respectively.

     Any controversy or claim arising out of or in connection with this agreement or any breach or alleged breach hereof shall be exclusively resolved by the competent courts of Haifa, Israel, and each of the parties hereby irrevocably submits to the exclusive jurisdiction of such courts; provided, however, that nothing in this Section 9 shall be construed as preventing the Buyer from seeking injunctive relief against the Company or any of its officers or other organs from the competent courts of the State of Delaware.

9.2 COUNTERPARTS. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

9.3 HEADINGS. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

9.4 SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

9.5 ENTIRE AGREEMENT; AMENDMENTS. This Agreement supersedes all other prior oral or written agreements between the Buyer, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Buyer. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

9.6 NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by e-mail or telecopier (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The mail and e-mail addresses and telecopier numbers for such communications shall be:

     If to the Company:
     Organitech USA, Inc.
     Yoqne'am Illit, P.O. Box 700,
     Israel 20692
     e-mail: yarons@organitech.com
     Telephone: 972-4-9590515
     Fax:       972-4-9590514

     With a copy to (which shall not constitute notice):
     Yigal Arnon & Co.
     1 Azrieli Center
     Tel Aviv 67021
     Israel
     e-mail: adrian@arnon.co.il
     Telephone: +(972)-3-608-7864
     Fax:       +(972)-3-608-7714
     Attention: Adrian Daniels

     If to the Transfer Agent:
     Interwest Transfer Company, Inc.
     1981 Murray Holladay Rd # 100
     Holladay, UT 84117
     e-mail: melinda@interwesttc.com
     Telephone: (801) 272-9294
     Fax:       (801) 277-3147

     If to the Buyer:
     Keren Katzir Debenture for Investment Ltd.
     2 Choma VeMigdal St., Tel-Aviv, Israel
     e-mail: mmeiran@katzir-fund.com
     Telephone: 972-3-6382811
     Fax:       972-3-6382815

     With a copy to (which shall not constitute notice):
     Primes, Shiloh, Givon, Meir - Law Firm,
     16 Derech Hayam, Haifa 34741, Israel
     e-mail: yesha@pgs-law.co.il
     Telephone: +(972)-4-8388332
     Facsimile: +(972)-4-8381401
     Attention: Yesha Primes

     or to such other mail or e-mail address and/or telecopier number and/or to the attention of such other Person as the recipient party has specified by written notice given to the other party five (5) days prior to the effectiveness of such change.

     Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's computer or telecopier machine containing the time, date, recipient e-mail address or fax number and an image of the first page of such transmission or (C) provided by an overnight courier service, shall be prima-facie evidence of personal service, receipt by e-mail or telecopier or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

9.7 SUCCESSORS AND ASSIGNS. Subject to the provisions of Sections 5.2 and 5.4 of the Voting Agreement, should Buyer sell some or all of the Securities to a third party purchaser, Buyer may assign to such purchaser some or all of the rights granted to Buyer under this Agreement.

     Subject to the foregoing sentence, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Purchased Shares or the other Securities.

     The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyer, except by merger or consolidation under the terms of Section 4.12.

9.8 NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted transferees, successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

9.9 SURVIVAL. Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyer contained in Sections 2 and 3, and the agreements and covenants set forth in Sections 4, 5 and 9, shall survive the Closing.

9.10 FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

9.11 INDEMNIFICATION. Each representation and warranty herein is deemed to be made on the date of this Agreement and at the Closing and shall survive and remain in full force and effect after the Closing for a period twenty four months following the Closing (the "INDEMNIFICATION PERIOD").

     Subject to the final paragraph of this section 9.11, during the Indemnification Period, any amount, cost and loss that the Company or any Subsidiary is required to pay or bear which is attributable to the period prior to the Closing, to the extent that such amount, cost or loss was not disclosed in or reasonably foreseeable based on, the Financial Statements, the Company's public filings, the Due Diligence Materials and the SOE, and any cost and loss suffered by Buyer, the Company or any Subsidiary as a result of breach of any representation and warranty of the Company or as a result of the litigation described in section 3.23 of the SOE, is herein referred to as the "RELEVANT AMOUNT".

     The percentage of the Relevant Amount relative to a sum of $5,326,528 (the present value of the Company - $0.20x26,632,642 shares), is herein referred to as the "RELEVANT RATE" (e.g. - if the Relevant Amount is $200,000, the Relevant Rate will be 3.75%).

     Upon the occurrence of a Relevant Amount, the price per share of the Purchased Shares will be reduced by the Relevant Rate, and the Company will issue to the Buyer such number of additional shares so that the cumulative number of Purchased Shares will equal $2,000,000 divided by the reduced price per share (e.g. - if the Relevant Rate is 3.75%, the number of Purchased Shares will be increased from 10,000,000 to 10,389,610 shares). During the Indemnification Period, the Buyer shall be entitled to indemnification for (i) breaches of the representations and warranties of the Company contained herein or (ii) the Relevant Amount, only if the aggregate amount for which indemnification is payable (the "INDEMNIFIABLE AMOUNT"), exceeds US$250,000 (the "THRESHOLD AMOUNT"). At such time as the amount to which the Buyer is entitled to be indemnified exceeds the Threshold Amount, the Buyer shall be entitled to be indemnified for the full amount of the Indemnifiable Amount, including the Threshold Amount.

9.12 NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

9.13 REMEDIES. The Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

     Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Buyer. The Company therefore agrees that the Buyer shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

9.14 PAYMENT SET ASIDE. To the extent that the Company makes a payment or payments to the Buyer hereunder or pursuant to any of the other Transaction Documents or the Buyer enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company by, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

9.15 TAX ADJUSTMENTS.

     9.15.1 All payments by the Company to the Buyer and any of its respective assignees in regard or in connection with this Agreement, the other Transaction Documents or any of the Securities shall be made in freely transferable United States Dollars and free and clear of and without deduction for any VAT, stamp and documentary taxes ("TAXES"), including any stamp taxes or any other similar taxes which may be required in Israel for enforcement purposes or any stamp tax due upon issuance of the Warrant Shares. In the event that any withholding or deduction from any interest, distribution or payment to be made by the Company hereunder, the other Transaction Documents or any of the Securities is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Company shall promptly:

          9.15.1.1 pay directly or cause to be paid directly to the relevant authority the full amount required to be so withheld or deducted;

          9.15.1.2 forward to the Buyer an official receipt or other documentation satisfactory to Buyer evidencing such payment to such authority; and

          9.15.1.3 Where VAT is imposed by law on a certain payment, the Company shall add the sum of such Tax to the due amount, and Buyer shall provide a tax invoice (HESHBONIT MAS).

     9.15.2 The Company further agrees that if any present or future taxes of the kind to be borne by the Company under Section 9.15.1, ("FURTHER TAXES") are directly or indirectly asserted against Buyer with respect to any payment of any additional amount described in paragraph 9.15.1 and received by Buyer hereunder, Buyer may pay such Further Taxes and the Company will promptly pay to Buyer such additional amounts (including all penalties, interest or expenses) that Buyer specifies as necessary to preserve the after-tax return that Buyer would have received if such Taxes or Further Taxes had not been imposed.

     9.15.3 If the Company fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Buyer the required receipts or other required documentary evidence, the Company shall indemnify Buyer for any incremental Taxes, interest, penalties, expenses and costs that may become payable or are incurred by Buyer as a result of any such failure. In addition to the foregoing, the Company hereby indemnifies and holds Buyer harmless for any and all payments made by Buyer of any Taxes and Further Taxes and for any liabilities (including penalties, interest, legal costs and expenses) incurred by Buyer or which may be imposed on Buyer in connection therewith or any delays in their payment.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Buyer and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.


COMPANY:
Organitech USA, Inc.

By: _______________________
Name:
Title:


BUYER:
Keren Katzir Debenture for Investment Ltd.

By: _______________________
Name:
Title:


EXHIBITS
Exhibit A     Form of Registration Rights Agreement
Exhibit B     Form of B Warrant
Exhibit C     Form of Voting Agreement
Exhibit D     Form of Irrevocable Transfer Agent Instructions
Exhibit E     Form of Company US Counsel Opinion
Exhibit F     Form of Officer's Certificate
Exhibit G     Written confirmation of a certain shareholder